UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 5, 2006 (September 29, 2006)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951) 271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry into a Material Definitive Agreement.

On September 29, 2006, Vineyard National Bancorp (the “Company”) and Vineyard Bank ("Vineyard") adopted and approved an amendment (the "Amendment") to its employment agreement with Norman Morales, President and Chief Executive Officer of the Company, the terms of which were effective on October 1, 2006.

Under the terms of the Amendment, Mr. Morales' base salary was increased to $475,000 per annum and his incentive bonus for 2007 and 2008 will be computed based on the performance of the Company, up to 120% of his base salary.  At four specified dates during 2006 through 2009, the Company will grant Mr. Morales stock options to purchase 50,000 shares of the Company's common stock, which will cliff vest after three years and have a four year term.  These options have a purchase price equal to their fair market value on the date of the option grant.   In addition, Mr. Morales' automobile allowance will be increased to $1,500 per month.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by the Amendment, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibit is included with this Report:

     Exhibit 10.1 Amendment to Employment Agreement among Vineyard National Bancorp, Vineyard Bank, and Norman Morales

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: October 5, 2006	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer